UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 7, 2013

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA		95134
(Address of principal executive offices)		(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2013, Immersion Corporation, a Delaware corporation (the “Immersion”), together with Immersion Software Ireland Limited, an Irish company and a wholly owned subsidiary of Immersion, entered into a multi-year license agreement (the “License Agreement”) with Samsung Electronics Co., Ltd., a South Korean corporation (“Samsung”). Pursuant to the License Agreement, Samsung is licensing Immersion’s TouchSense and Integrator solutions, as well as certain Immersion patents.

Immersion intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

On March 7, 2013, Immersion issued a press release announcing that it has entered into the License Agreement. A copy of such press release is attached to this Current Report as Exhibit 99.01 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In a press release dated March 7, 2013, attached to this Current Report as Exhibit 99.01, Immersion provided revised 2013 financial guidance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: March 7, 2013	By:	/s/ Paul Norris
	Name:	Paul Norris
	Title:	Chief Financial Officer